UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported): May 6, 2005
                                                            -----------

                                    NIC INC.
                                    --------
             (Exact name of registrant as specified in its charter)



            Colorado                  000-26621             52-2077581
            --------                  ---------             ----------
 (State or other jurisdiction of     (Commission         (I.R.S. Employer
  incorporation or organization)     File Number)        Identification No.)


                           10540 South Ridgeview Road
                              Olathe, Kansas 66061
                              --------------------
          (Address of principal executive offices, including zip code)


                                 (877) 234-3468
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 6, 2005, NIC Inc. issued a press release announcing that it has reclassified certain financial information as of and for the three months ended March 31, 2005 that was reported in its first quarter 2005 earnings release issued on May 2, 2005. NIC changed its accounting treatment for the $5.0 million pre-tax charge relating to its software and services engagement with the California Secretary of State. The reclassification had no impact on operating loss, net loss, net loss per share or operating cash flows. A copy of the press release is furnished to the United States Securities and Exchange Commission with this report on Form 8-K as Exhibit 99.


ITEM 7.01    REGULATION FD DISCLOSURE

On May 6, 2005, NIC Inc. issued a press release announcing that it has reclassified certain financial information as of and for the three months ended March 31, 2005 that was reported in its first quarter 2005 earnings release issued on May 2, 2005. NIC changed its accounting treatment for the $5.0 million pre-tax charge relating to its software and services engagement with the California Secretary of State. The reclassification had no impact on operating loss, net loss, net loss per share or operating cash flows. A copy of the press release is furnished with this report on Form 8-K as Exhibit 99.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99 - Press release issued by NIC Inc. dated May 6, 2005, announcing that it has reclassified certain financial information as of and for the three months ended March 31, 2005 that was reported in its first quarter 2005 earnings release issued on May 2, 2005, furnished solely for purposes of incorporation by reference to Items 2.02 and 7.01 herein.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NIC Inc.

Date: May 6, 2005                      By: /s/ Stephen M. Kovzan
                                           ---------------------
                                           Stephen M. Kovzan
                                           Vice President, Financial Operations
                                           Chief Accounting Officer